EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Luca D’Agnese, Javier Galán A. and Domingo Valdés P., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on any form that Enersis Américas S.A. (the “Company”) is then eligible to use and any and all amendments (including post-effective amendments) and supplements thereto and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act relating to the shelf registration of debt securities, as approved in the resolutions by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Francisco de Borja Acha B. Francisco de Borja Acha B.	Chairman of the Board of Directors	October 4, 2016

/s/ José Antonio Vargas L. José Antonio Vargas L.	Vice Chairman of the Board of Directors	October 3, 2016

/s/ Domingo Cruzat A. Domingo Cruzat A.	Director	October 3, 2016

/s/ Livio Gallo Livio Gallo	Director	October 4, 2016

/s/ Patricio Gómez S. Patricio Gómez S.	Director	October 6, 2016

/s/ Hernán Somerville S. Hernán Somerville S.	Director	October 4, 2016

/s/ Enrico Viale Enrico Viale	Director	October 11, 2016

/s/ Luca D’Agnese Luca D’Agnese	Chief Executive Officer (Principal Executive Officer)	October 11, 2016

/s/ Javier Galán A. Javier Galán A.	Chief Financial Officer (Principal Financial Officer)	October 5, 2016

/s/ Paolo Pirri Paolo Pirri	Chief Accounting Officer (Principal Accounting Officer)	October 4, 2016

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